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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF VIASYSTEMS GROUP, INC.

Viasystems, Inc. -- Delaware
Viasystems International, Inc. -- Delaware
Viasystems Aircraft Leasing Co. -- Delaware
Viasystems Milwaukee, Inc. -- Wisconsin
Viasystems Technologies Corp LLC -- Delaware
Viasystems Milford LLC -- Delaware
Viasystems ULC -- Nova Scotia
Viasystems Partner Ltd. -- Canada
Wirekraft Industries, Inc. -- Delaware
Espana Viasystems Technologies, S.A. -- Spain
Viasystems Luxembourg S.a.r.l. -- Luxembourg
Viasystems Canada Partnership -- Canada
Wire Harness Industries, Inc. -- Delaware
Viasystems Canada Holdings, Inc. -- Canada
Viasystems San Jose, Inc. -- California
Viasystems Portland, Inc. -- Oregon
Viasystems Group Limited -- England/Wales
Wirekraft Employment Co. -- Delaware
ECM Holding Company -- Delaware
Electro Componentes de Mexico, S.A. de C.V. -- Mexico
Wirekraft Industries de Mexico, S.A. de C.V. -- Mexico
Viasystems Asia Pacific Company Limited -- Hong Kong
Quick Turn Assembly, Inc. -- California
Chips Acquisition Limited -- England/Wales
PCB Investments Ltd. -- England/Wales
Interconnection Systems Limited -- England/Wales
Viasystems BVI Ltd. -- British Virgin Islands
Shanghai Viasystems EMS Co. Ltd. -- People's Republic of China
Kalex Printed Circuit Board Limited -- Hong Kong
Viasystems (South China) Company Ltd. -- Hong Kong
Viasystems K Limited -- England/Wales
Viasystems Asia Pacific Property B.V.I. Ltd. -- British Virgin Islands
Kalex EMS (Hong Kong) Company Ltd. -- Hong Kong
Termbray Laminate Company Limited -- Hong Kong
Kalex Printed Circuit Board (S) PTE Ltd. -- Singapore
Guangzhou Kalex Laminate Company Ltd. -- People's Republic of China
Kalex Circuit Board (China) Limited -- Hong Kong
Termbray Circuit Board Company Ltd. -- Hong Kong
Guangzhou Termbray Electronics Technology Co. Ltd. -- People's Republic of China Kalex Multi-layer Circuit Board (Zhong Shan) Ltd. -- People's Republic of China Kalex Multilayer Printed Circuit Board Co. Ltd. -- Hong Kong
Kalex Circuit Board (Guangzhou) Limited -- Hong Kong
Guangzhou Termbray Circuit Board Co. Ltd. -- People's Republic of China
Shanghai Reltec Communications Technology Co. Ltd. -- People's Republic of China Viasystems Canada, G.P. -- Canada
Wire Harness LLC -- Delaware
Wirekraft Holding Co. -- Delaware
Wirekraft LLC -- Delaware
Viasystems Sao Paulo, Ltda. -- Brazil
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Qingdao Viasystems Telecommunications Technologies Co. Ltd. -- People's Republic
of China
Viasystems CY EMS Shenghen Co. Ltd -- People's Republic of China
Viasystems Taiwan, Inc. -- Republic of China
Viasystems II ULC -- Nova Scotia
Viasystems Puerto Rico, Inc. -- Puerto Rico
Viasystems Boldon Ltd. -- England/Wales
Viasystems Acquisition LLC -- Delaware
Viasystems EMS -- France SAS -- France
Viasystems EMS -- Europe Ltd. -- England/Wales
Viasystems Luxembourg II, S.a.r.l. -- Luxembourg
Viasystems EMS -- U.K. Ltd. -- England/Wales
Viasystems EMS -- Italia -- Italy
Viasystems EMS-Italia S.p.a. -- Italy
Raintherm Ltd. -- England/Wales
Raintherm (St. Helens) Ltd. -- England/Wales
Dantherm HMS A/S -- Denmark
Dantherm HMS Inc. -- Delaware
Dantherm HMS Ltd. -- England/Wales
Viasystems International Ltd. -- England/Wales
Viasystems BV -- Netherlands
Viasystems (Nantong) Electronic Technologies Company Inc. -- People's Republic of China
Print Service Holding NV -- Netherlands
Viasystems Mommers BV -- Netherlands
Alex Cars BV -- Netherlands
Mommers Vastgoed BV -- Netherlands
Momm BV -- Netherlands
Print Belgie Beheer BV -- Netherlands
Masthoff BV -- Netherlands
European Semiconductors Assembly BV -- Netherlands
Print Belgie Holding BV -- Netherlands
Mommers Print Service France SARL -- France
Torag Trading A.G. -- Switzerland